                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                 ------------------------------------------


                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF
                     THE SECURITIES EXCHANGE ACT OF l934

                      Asymetrix Learning Systems, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

              DELAWARE                                   91-1276003
----------------------------------------    -----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        110-110TH AVENUE NE
            Bellevue, WA                                   98004
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(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration    If this Form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act and is    securities pursuant to Section
effective pursuant to General Instruction   12(g) of the Exchange Act and is
A.(c), check the following box. [_]         effective pursuant to General
                                            Instruction A.(d), check the
                                            following box.   [X]

 Securities Act registration statement file number to which this form relates:

                                   333-49037
                                   ---------


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE
                                     ----


       Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $0.01 PAR VALUE PER SHARE
                    ---------------------------------------
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333--49037) as originally filed with the Securities and Exchange Commission on April 1, 1998, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration
-----------------------
Statement, is hereby incorporated by reference in response to this item.


ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference:

          Exhibit
          Number              Exhibit Title or Description
          ------              ----------------------------

          3.01                Amended and Restated Articles of
                              Incorporation of Asymetrix Learning Systems, Inc., a Washington corporation, as amended (incorporated by reference to Exhibit 3.01 to the Registration Statement).

          3.02 Form of Certificate of Incorporation of the Registrant to be effective upon the Reincorporation of the Registrant in Delaware (incorporated by reference to Exhibit 3.02 to the Registration Statement).

          3.03                Form of Certificate of Amendment of
                              Certificate of Incorporation of the Registrant to be effective upon the effectiveness of the Registration Statement (incorporated by reference to Exhibit 3.03 to the Registration Statement).

          3.04 Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of this offering (incorporated by reference to Exhibit 3.04 to the Registration Statement).

          3.05                Amended and Restated Bylaws of Asymetrix
                              Learning Systems, Inc., a Washington corporation, as amended (incorporated by reference to Exhibit
                              3.05 to the Registration Statement).


                                       2
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          3.06                Form of Bylaws of the Registrant, to be
                              adopted prior to the closing of the offering
                              (incorporated by reference to Exhibit 3.06 to the Registration Statement).

          4.01                Restated and Amended Investor's Rights
                              Agreement, dated as of December 20, 1996
                              (incorporated by reference to Exhibit 4.01 to the Registration Statement).


          4.02                Form of Specimen Certificate for
                              Registrant's Common Stock (incorporated by reference to Exhibit 4.02 to the Registration Statement).


          99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" on pages 65 through 67 of the Prospectus included in the Registration Statement.


                                       3
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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  May 18, 1998        Asymetrix Learning Systems, Inc.



                            By: /s/ James A. Billmaier
                               -----------------------
                            James A. Billmaier
                            Chief Executive Officer

                                       4
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                        Exhibit Title or Description
------                        ----------------------------

3.01                          Amended and Restated Articles of
                              Incorporation of Asymetrix Learning Systems, Inc., a Washington corporation, as amended (incorporated by reference to Exhibit 3.01 to the Registration Statement).

3.02 Form of Certificate of Incorporation of the Registrant to be effective upon the Reincorporation of the Registrant in Delaware (incorporated by reference to Exhibit 3.02 to the Registration Statement).

3.03                          Form of Certificate of Amendment of
                              Certificate of Incorporation of the Registrant to be effective upon the effectiveness of the Registration Statement (incorporated by reference to Exhibit 3.03 to the Registration Statement).

3.04 Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of this offering (incorporated by reference to Exhibit 3.04 to the Registration Statement).

3.05                          Amended and Restated Bylaws of Asymetrix
                              Learning Systems, Inc., a Washington corporation, as amended (incorporated by reference to Exhibit
                              3.05 to the Registration Statement).

3.06                          Form of Bylaws of the Registrant, to be
                              adopted prior to the closing of the offering
                              (incorporated by reference to Exhibit 3.06 to the Registration Statement).

4.01                          Restated and Amended Investor's Rights
                              Agreement, dated as of December 20, 1996
                              (incorporated by reference to Exhibit 4.01 to the Registration Statement).

                                       5
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          4.02                Form of Specimen Certificate for
                              Registrant's Common Stock (incorporated by reference to Exhibit 4.02 to the Registration Statement).


          99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" on pages 65 through 67 of the Prospectus included in the Registration Statement.


                                       6